UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 5, 2007

                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-21696                  22-3106987
(State or other jurisdiction      (Commission              (I.R.S. Employer
    of incorporation)             File Number)           Identification No.)


              26 Landsdowne Street, Cambridge, Massachusetts 02139
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 8.01  Other Events.

     In a press release dated April 5, 2007, ARIAD Pharmaceuticals, Inc. announced that the Company has received feedback from the U.S. Food and Drug Administration (FDA) regarding its Special Protocol Assessment on the design and endpoints for its Phase 3 pivotal trial of oral AP23573, its novel mTOR inhibitor, in metastatic sarcoma. Based on the FDA's response, the Company intends to pursue its Phase 3 trial in the same treatment setting as originally proposed (patients with metastatic sarcoma following a favorable response to chemotherapy), with overall survival as the primary endpoint and progression-free survival as a key secondary endpoint. As a result, the Company anticipates that initiation of patient enrollment may be delayed from the second to the third quarter of 2007. The Company expects to provide further details concerning the registration trial based on receipt of follow-up Protocol Assistance from the European Medicines Agency (EMEA) and ongoing interactions with the FDA.

     A copy of the press release is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item
     8.01 of this Current Report on Form 8-K.


ITEM 9.01  Financial Statements and Exhibits.

           (c)    The following exhibits are filed with this report

                  Exhibit
                  Number            Description
                  ------            -----------
                  99.1              Press release dated April 5, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ARIAD Pharmaceuticals, Inc.




                         By:      /s/ Edward M. Fitzgerald
                         -----------------------------------------------------
                                  Edward M. Fitzgerald
                                  Senior Vice President, Finance and Corporate
                                  Operations, Chief Financial Officer

Date:    April 5, 2007

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
 99.1             Press release dated April 5, 2007.